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                                                                    Exhibit 23.2










                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29911) pertaining to the Employee Stock Purchase Plan of Waterlink, Inc.; 1997 Non-Employee Director Stock Option Plan of Waterlink, Inc.; Waterlink, Inc. Amended and Restated 1995 Stock Option Plan, and the Waterlink, Inc. 1997 Omnibus Incentive Plan of our report dated December 1, 1997, with respect to the consolidated financial statements of Bioclear Technology, Inc. included in the Waterlink, Inc. Annual Report (Form 10-K) for the year ended September 30, 1997.



                                                       ERNST & YOUNG
                                                       Chartered Accountants



Winnipeg, Canada
December 1, 1997